UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2009 (May 11, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2009, the Registrant’s wholly-owned subsidiary, Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) (collectively, the “Parties”) amended the Sales Representative Services Agreement between the Parties dated as of April 1, 2008 (the “May 2009 Amendment”). Under the terms of the May 2009 Amendment, the Parties agreed to amend certain provisions in the Sales Representative Services Agreement, including a reduction in the Ventiv Field Force from 275 to 80 sales representatives effective June 1, 2009. The Company will pay Ventiv a partial termination fee as part of the Ventiv Amendment.

The foregoing description of the May 2009 Amendment does not purport to be complete and is qualified in its entirety to the full text of the May 2009 Amendment, a copy of which was filed with the Commission on May 11, 2009 as exhibit 10.32.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.32.3	Amendment to the Sales Representative Services Agreement, dated as of May 11, 2009 between Endo Pharmaceuticals Inc. and Ventiv Commercial Services, LLC (incorporated herein by reference to Exhibit 10.32.3 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: May 14, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.32.3	Amendment to the Sales Representative Services Agreement, dated as of May 11, 2009 between Endo Pharmaceuticals Inc. and Ventiv Commercial Services, LLC (incorporated herein by reference to Exhibit 10.32.3 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009)